Exhibit 10.4

                        [LETTERHEAD OF GE PARTNERS PLC]

1 PARTIES TO THE AGREEMENT

1.1 GE Partners PLC ("GEP") domiciled in 306 Victoria House, Victoria, Mahe, Republic of Seychelles and 1 Berkeley Street, London W1J 8DJ, United Kingdom WIJ 8DJ.

1.2  Black Swan Data Ltd. Of 59 Lafone Street, London, UK SC1 2LX

APPOINTMENT

1.3 GEP is hereby engaged by the Company as its corporate finance adviser in relation to the Acquisition and the Company accordingly agrees itself not to appoint and not to instruct any other person on its behalf to appoint any other person as arranger/ advisor for such purpose at any time during the Engagement Period (as defined in paragraph 5) without GEP's specific consent, such consent not to be unreasonably withheld. Further, during the Engagement Period the Company itself shall ensure that no other person on its behalf instructs any other agents, intermediaries or advisors in relation to the Acquisition without GEP's prior written approval.

1.4 The Company shall promptly inform GEP of all information, inquiries and proposals it has received before or receives at any time during the Engagement Period with respect to the Acquisition.

1.5 GEP shall inform the Company on a regular basis of any information that may come to its attention regarding the Acquisition during the Engagement Period.

SERVICES TO BE PROVIDED BY GEP

1.6 GEP will act as corporate finance adviser to the Company in connection with the transaction. As such, GEP will use all reasonable endeavours to provide the following advice, assistance and services:

1.7 GEP shall advise the Company on structuring and arranging the Acquisition. Additionally, as arranger, GEP shall assist in the preparation and authorisation of documentation, as required.

1.8 GEP shall use reasonable efforts through its marketing and public relations contacts to support and market the Acquisition including; (i) where appropriate, arrange meetings and assist in presentations; (ii) assist the Company, the Directors and their advisors in negotiating definitive documentation and (iii) take such other actions as are reasonably necessary to give effect to the foregoing. The Company will give GEP reasonable and

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     prompt  co-operation  and assistance to support GEP in the provision of its services hereunder and keep GEP informed of all developments relevant to the Acquisition ("the Services").

1.9 The Company acknowledges that this engagement letter does not constitute any understanding or commitment whatsoever by GEP, or any of its respective affiliates, to participate financially in any way in the Acquisition.

1.10 At the Company's option, GEP agrees to introduce to the Company professional advisers to include but not be limited to reporting accountants, auditors, lawyers and registrars, it being understood that all fees in connection with such professional advice will be borne by the Company.

1.11 At the Company's option, GEP agrees to provide assistance in the marketing of the Company's product, any such assistance to be governed by a separate agreement.

3.7 GEP shall on a best efforts basis seek to provide or make relevant introductions to provide:

     * Any finance required for the listing and additional finance as agreed with the company for
     * Ongoing development pre listing. Post listing finance is by separate negotiation.

FEES AND EXPENSES

1.12 In consideration of GEP providing the Services, the Company will pay GEP the following fees, together with any applicable VAT thereon:

     (a)  10% of the Target Company's  issued share capital.
     (b)  $180,000 Fully Inclusive on the following terms.

          i)   $40,000 upon signing of this contract.
          ii)  $80,000 from the first $100,000 raised via the PPM.
          iii) $60,000 from the second $100,000 raised from the PPM.

     (c) Upon successful quotation on the stock market GEP will be appointed consultant to the company at a rate of $7500 per month for a period of 24 months to drive the company towards a full listing on NASDAQ USA or an alternatively suitable high profile American stock market. Should the process of driving the company to NASDAQ take longer than 2 years no further consultancy fees will be due unless that time delay is due to failure to follow recommended tasks by the company.

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     In addition  Black Swan Data Ltd.  will pay the  relevant  fees due as they become due to the accountants and auditors.

     In addition, the Company shall reimburse GEP on demand for all out-of-pocket expenses incurred by GEP in providing the Services, including but not limited to travel, accommodation and professional advisors fees, subject to the presentation of invoices to the Company, together with any taxes thereon. All such expenses in excess of (euro)1,000 (One Thousand Euros) will be subject to the prior written consent of the Company, such consent not to be unreasonably withheld.

1.13 In the event that GEP provides the Services hereunder and such Acquisition thereafter does not proceed owing to a material or adverse change in the structure of the Company or to any failure on the part of the Company to close on such Acquisition, the Company shall be required to pay to GEP a cancellation fee of $100,000 (One Hundred Thousand Dollars).

1.14 All fees as referred to in this paragraph 4 shall be paid in USD$ or an alternative currency using the days prevailing interbank exchange rate. All out of pocket expenses to be reimbursed to GEP shall be reimbursed in the currency in which they were incurred.

ENGAGEMENT PERIOD AND TERMINATION

1.15 GEP's engagement hereunder shall become effective on the date the Company executes and delivers this engagement letter to GEP and shall remain in effect until termination in accordance with the following provisions of this paragraph 5 ("the Engagement Period").

     (a)  Termination   of  this   agreement   shall  occur  on  the   following
          events/circumstances:
          GEP shall be entitled to terminate:

          i) in the event there has been a material breach of the terms of the engagement letter by the Company;
          ii)  otherwise,  subject to the minimum term established in clause 4.1
               (c), above, at any time as GEP so wishes on giving 30 (thirty) days written notice to the Company.

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     (b)  The Company shall be entitled to terminate:

          iii) in the event there has been a material breach of the terms of the engagement letter by the Company;
          iv)  otherwise,  subject to the minimum term established in clause 4.1
               (c), above, and to giving 30 (thirty) days written notice to GEP, in the event that the Company in its discretion no longer wishes to proceed with the Acquisition, in which event the cancellation fee specified in clause 4.2 hereof will become immediately payable.

     (c) At any time but without prejudice to the foregoing as specifically agreed between the parties in writing.

1.16 Upon termination of this engagement letter, neither party shall have any continuing liability or obligation to the other.

INFORMATION AND CO-OPERATION

1.17 In connection with GEP's engagement hereunder, the Company shall provide GEP with such information and documents as GEP may consider necessary or desirable in order to enable it to provide the Services and to carry out its duties and responsibilities hereunder. In particular, and without prejudice to the generality of the foregoing, the Company will promptly furnish GEP with such information as GEP may request in order to permit GEP to assist the Company in preparing any material required for the Acquisition (collectively, the "Acquisition Documents").

1.18 The Company will be solely responsible for the contents of any Acquisition Documents and the Company represents and warrants to GEP that the Acquisition Documents will, as of the date of any marketing, distribution of the Acquisition Documents or completion, or preparation of the Acquisition, be true and accurate in all material respects, not omit any material fact and not be misleading in any respect and, with respect to any financial projections, the Company represents that they have been, or will be, prepared in good faith on the basis of reasonable assumptions. The Company agrees to advise GEP promptly of the occurrence of any event or any other change known to the Company which results in any of the Acquisition Documents containing any untrue statement of a material fact or omitting to state a material fact the omission of which would render any statements contained therein, in light of the circumstances under which they were made, misleading and in such event the Company shall provide corrective information to GEP suitable for inclusion in a supplemental information statement. For purposes of this paragraph notification by the Company must

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     be made  directly to GEP and GEP shall not be deemed  notified  solely as a result of action, notice or the constructive knowledge of any of its Related Parties.

1.19 The Company acknowledges that GEP (i) will use and rely upon the information provided by the Company or on its behalf which will comprise the Acquisition Documents absolutely and without GEP itself independently verifying any of the same, (ii) does not itself assume any responsibility for the accuracy of completeness of the Acquisition Documents.

1.20 The Company hereby authorises GEP to provide the Acquisition Documents on its behalf to those concerned with the Acquisition. GEP shall each have the right to review and be required to approve all Acquisition Documents and every form of letter, circular, notice, memorandum or other written communication from the Company or any person acting on its behalf in connection with the Acquisition and the persons to whom any of the foregoing are to be directed, such approval not to be unreasonably withheld.

1.21 The Company shall at all times use its efforts to assist GEP in providing the Services and in carrying out its duties, functions and responsibilities hereunder and shall co-operate and use all reasonable efforts to assist GEP in complying with the applicable laws of any jurisdiction in which GEP operating.

CONFIDENTIALITY

1.22 GEP acknowledges that, in performing its duties from time to time hereunder, it shall receive from the Company certain information relating to the Company, the Acquisition and otherwise to the transactions contemplated by this engagement letter. For purposes of this paragraph, all such information, except for information which (i) is comprised in Acquisition Documents as approved by the Company (ii) GEP is otherwise authorised by the Company to disclose to third parties otherwise than on a confidential basis, (iii) is or becomes generally available to the public other than as a result of a disclosure by GEP where such disclosure is not permitted, or (iv) is or becomes available to GEP on a non-confidential basis from a person or entity other than the Company, is hereinafter referred to as "Confidential Information".

1.23 GEP shall keep the Confidential Information confidential and not without the Company's prior consent, except as required by law, legal process, or regulatory authority, (i) disclose or reveal any Confidential Information to any person, firm or entity other than those employees, agents or advisors of GEP who are actively and directly participating in the transactions contemplated by this engagement letter or who otherwise need to know the Confidential Information for the purpose of evaluating,

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     structuring or reviewing any portion of the  Acquisition or GEP's role with respect thereto, or (ii) use Confidential Information for any purpose other than in connection with the transactions contemplated by this engagement letter.

1.24 If GEP's engagement is terminated at any time, GEP shall continue to maintain the Confidential Information in confidence in accordance with the terms of this engagement letter and, upon the written request of the Company, such Confidential Information and all copies thereof as are held by GEP, will be returned to the Company, or destroyed by GEP, provided, however, that GEP may retain one copy of the Confidential Information in the files of its general counsel for compliance purposes or for the purpose of defending or maintaining any litigation relating to this engagement letter.

1.25 If GEP should decide that any such Confidential Information should be included in the Acquisition Documents, and the Company withholds its consent to such disclosure or refrains from co-operating fully in such disclosure, GEP may immediately terminate the Services and the Company shall immediately reimburse all GEP's fees and expenses due under clause 4 herein., as provided in paragraph 4.3 together with all fees, if any, due under paragraph 4.2.

1.26 The Company agrees that this engagement letter (including the fact of its existence and its terms and conditions), and the services it describes, together with any related information or documents, constitute confidential and propriety information of GEP. The Company further agrees that its written and verbal reports to the Company and all writings prepared by or on behalf of GEP and furnished to the Company in connection with GEP's engagement hereunder (collectively the "GEP Information") shall be kept confidential and the Company shall not without GEP's prior written consent, except as required by law, legal process or a regulatory authority, (i) disclose or reveal any GEP Information to any person, firm or entity other than those employees, agents or advisors of the Company who are actively and directly participating in the transactions contemplated by this engagement letter or otherwise needed to know the GEP Information for the purpose of evaluating, structuring or reviewing any portion of the Acquisition or the Company's participation with respect thereto, or (ii) use the GEP Information for any purpose other than in connection with the transactions contemplated by this engagement letter.

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RELATED PARTIES

     GEP acknowledges that it will take all reasonable steps to ensure that, pursuant to paragraph 7 above, any Confidential Information obtained from the Company shall not be disclosed to the Related Parties, except as permitted under paragraph 7.

INDEMNIFICATION

1.27 The Company agrees to indemnify and hold harmless GEP, each of its Related Parties and each of its or their directors, officers, employees, agents and affiliates (each an "Indemnitee") in respect of any and all actions, claims losses, liabilities, damages, costs, charges and expenses whatsoever which any Indemnitee may suffer or incur or which may be made against any Indemnitee relating to or arising from GEP's engagement, the provision of the Services, the Acquisition or otherwise from the arrangements contemplated by this engagement letter or any acts or omissions of any Indemnitee otherwise requested by the Company or any of the Company's affiliates pursuant to or in connection therewith, provided that the Company shall not be liable under this indemnity to the extent any such action, claims, losses, liabilities, damages, costs, charges, or expenses are attributable to the gross negligence or wilful misconduct of such Indemnitee. The indemnity in this paragraph 9 is given to GEP in its own right and as trustee for each other Indemnitee.

DUE DILIGENCE AND INFORMATION

     The Company shall not be responsible for any due diligence in relation to the transaction and the Company acknowledges that any advice given by GEP on the structuring of the Acquisition shall be based on information provided by the Company.

CONFLICTS

     The Company acknowledges that, in addition to GEP acting as arranger under this engagement letter, other members of the GEP group of companies may have other roles in relation to the Acquisition or provide other services to the Company or its affiliates or to other persons who may have a role or participation in the Acquisition or otherwise, and the Company hereby on its own behalf and on behalf of its affiliates waives any claim against GEP in undertaking any such other roles.

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LIMITED GEP ROLE

     It is expressly agreed and understood that GEP is not providing nor is the Company relying on GEP for legal, accounting, tax or other advice and that the Company will rely on the advice of its own professionals and advisors as it considers appropriate for such matters and will make an independent analysis and decision regarding the Acquisition in relation to such matters based on such advice. The determination whether to accept any proposals, presentation or recommendations arising out of GEP's services under this engagement letter shall be made by the Company in its sole discretion, and the Company shall have the option, at its sole discretion, to accept, reject or modify any such proposals, presentations or recommendations rendered to it by GEP. Nothing in this engagement letter shall give rise to any liability or responsibility on the part of GEP for the success or otherwise of the Acquisition.

GEP AFFILIATES

     The Company hereby acknowledges and agrees that GEP may perform the services, contemplated to be rendered by it, under this engagement letter through selected affiliates within the host country of listing. In connection therewith but at all times subject to the confidentiality obligations set out herein, GEP may share any information on matters relating to the Company with such affiliates.

MODIFICATION OF AGREEMENT

     This engagement letter may be modified, amended or superseded only in writing signed by both the parties hereto and expressly referring to this engagement letter.

BROKERS

     The Company represents and warrants that there have been no other brokers or agents engaged by it or by any other person on its behalf in connection with the transactions contemplated by this engagement letter, other than those specifically advised. The Company shall indemnify and hold GEP for itself and on trust for each of its Related Parties (each an "Indemnitee") harmless against the claim of any broker or agent claiming to have acted on behalf of the Company or any of its affiliates in connection with the Acquisition, and against the claim of any other party (other than a party expressly engaged by GEP) claiming to be entitled to any fees or expenses in connection with the Acquisition and against all costs, charges and expenses incurred by each Indemnitee in relation thereto.

AUTHORITY

     The Company represents and warrants to GEP that its entry into and delivery of this engagement letter has been duly authorized. GEP represents and

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     warrants  to the  Company  that  GEP's  entry  into  and  delivery  of this engagement letter has been duly authorized.

NO AGENCY

     Notwithstanding the identification of GEP as arranger for the Acquisition, GEP will act under this engagement letter solely as an independent contractor. The execution of this engagement letter shall not authorize any party to act as or hold themselves to act as an agent or fiduciary, and GEP shall not be or be deemed to be an agent or fiduciary of the Company.

TAXES: PAYMENTS FREE AND CLEAR

     All payments by the Company under this engagement letter shall not be subject to any counter-claim or set-off for, or be otherwise affected by, any claim or dispute relating to any matter and will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges over holdings, and all liabilities with respect thereto (together "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable to GEP hereunder, the sum payable shall be increased as may be necessary so that after making all required deductions, GEP receives an amount equal to the sum it would have received had no such deductions been made. In addition, the Company agrees to pay any present or future stamp or sales taxes or any other excise taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this engagement letter at the same time as payment or reimbursement of any fees, costs and expenses payable hereunder. The Company shall pay for any VAT or other form of duty or sales tax which is required to be levied thereon.

DISPUTES

     Any disputes or complaints (with all relevant details) must be in writing and should be referred in the first instance to the Compliance Officer of GEP. Should the Company be dissatisfied with the handling of the dispute, the Company has the right to refer the matter to the Directors of GEP. As the Company is classified as either an Intermediate Customer or Private Expert Client and thereby an Intermediate Customer the Company waives the right to the services of any Financial Ombudsman Service (FOS) and compensation under the any regulatory regime.

ASSIGNMENT

     This engagement letter shall be binding upon and inure to the benefit of the parties hereto and may not be assigned by either party, without the prior written consent of the other party.

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ENTIRE AGREEMENT

     This agreement supersedes any and all discussions, written or oral, between the parties hereto and sets out the entire agreement of the parties relating to the subject matter of this engagement letter.

COUNTERPARTS

     This agreement may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document.

APPLICABLE LAW

     The laws of the United Kingdom apply to this agreement

     Please indicate the Company's acceptance of the provisions of this engagement letter by signing as indicated and in accordance with the provisions set out below:

     This engagement letter is hereby executed and delivered by the parties as a Deed on the date and year of acceptance of the terms of this letter by the Company as indicated by the date of its signature below:

EXECUTED AND DELIVERED AS A DEED
By Black swan Data Ltd.

/s/ George Cadbury
---------------------------------
........................................................................ Director
George Cadbury

Date  28/7/2011

/s/ Steve King
---------------------------------
.........................................................................Director
Steve King

EXECUTED AND DELIVERED AS A DEED
by Global Equity Partners

/s/ Peter Smith
---------------------------------
.........................................................................Director
PETER SMITH
Date 29/7/2011.


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